Exhibit 99.1

CONTACT: Company Contact Mark Hall, Senior Vice President Environmental Power Corporation 630) 573-2926 mhall@environmentalpower.com

Environmental Power Announces First Quarter 2008 Results and Provides

Business Update

TARRYTOWN, N.Y., May 12, 2008 — Environmental Power Corporation (NASDAQ: EPG or the “Company”) today announced results for the first quarter ended March 31, 2008.

Business Commentary

We are pleased to report that while it has only been eight weeks since our last update, market conditions for our business model have become increasingly favorable and there has been significant progress related to our projects in Texas, California and Nebraska. Recent developments include a new renewable natural gas (RNG®) sales agreement for output from three projects in Texas; sale of greenhouse gas offset credits related to our Wisconsin facilities; granting of the water and conditional use permits for the Bar 20 project in California; applications filed for tax exempt bond allocation in California; and state approval of tax exempt bond allocation which we intend to pursue to help finance our JBS Swift project in Nebraska; all of which represent significant progress along our milestone schedule as we roll out our pipeline of renewable energy projects.

Market Conditions

Renewable Energy Demand is Increasing—We continue to experience increased demand for our RNG®—our trademarked brand for our pipeline grade methane—due to not only utilities’ needs to meet their Renewable Portfolio Standards (RPS) but also the demand by energy users for a green energy product. As a result of the expectations for increased gas pricing, we have focused on shorter term gas purchase agreements, which still reflect the premium value of our product and provide certainty over the short term with fixed pricing, but which also allow us to take advantage of expected increases in natural gas prices over the longer term. We have recently executed such an agreement related to our Texas projects as described below.

Increased Demand for Greenhouse Gas Offset Credits—The increased desire to improve environmental stewardship by industry has also increased the demand and, therefore, the potential value of the greenhouse gas offset credits we produce. Therefore, as with gas pricing, we believe that continued demand in the voluntary market and the expectation of an eventual compliance/mandatory market will have a positive influence on future pricing.

Public Policy—The debate over food versus fuel has come into focus, leading to a new evaluation of some of our alternative energy choices. We of course rely on waste products, not ingredients for food, a point that is resonating with policy makers searching for answers to increased demand for renewable energy solutions that do not result in higher consumer prices for basic necessities. As the debate continues, more policy makers understand that anaerobic digestion of wastes is an important near-term solution to produce more renewable energy without other unintended economic consequences.

We believe that all these factors bode well as we seek to maintain our first mover status in the biogas market, continue to execute on our identified projects totaling 4.9 million MMBtu per year of energy production and finalize the development of the 6.8 million MMBtu of projects currently in various stages of development. Overall, we believe that our company is well positioned for growth, and we will continue to focus on both the construction of our announced projects and identifying additional project opportunities throughout North America.

Financial Results

The Company reported net income applicable to common shareholders of $2,840,477, or basic income per share of $0.18, for the three months ended March 31, 2008, as compared to a net loss applicable to common shareholders of $1,682,056, or basic loss per share of $0.17, for the three months ended March 31, 2007.

The increase in net income for the three months ended March 31, 2008 as compared to the three months ended March 31, 2007 is entirely attributable to the results of discontinued operations. For the quarter ended March 31, 2008 the Company had net income from discontinued operations of $6,989,324. The net income was composed of a one-time gain on disposal of $7,999,858, partially offset by a loss from operations of $1,010,534. The Company had previously announced its intention to dispose of its discontinued operations and completed this disposition on February 29, 2008 by entering into an agreement terminating the leasehold interest of its subsidiary, Buzzard Power Corporation, in a waste-coal fired generating facility in Pennsylvania known as the Scrubgrass facility. The net gain of $7,999,858 was a one-time, non-cash gain, except for a cash payment received of $375,000, and was partially offset by a loss from operations of $1,010,534. The Company has ended its involvement with these discontinued operations, and future results will not include any amounts from discontinued operations.

The Company’s results from continuing operations declined from a net loss of $1,680,737 for the three months ended March 31, 2007 to a net loss of $3,811,347 for the three months ended March 31, 2008.

Although revenues increased, as discussed below, a number of factors accounted for the decline in results for the three months ended March 31, 2008:

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Revenues for the Company increased from $215,273 for the three months ended March 31, 2007 to $970,542 for the first three month of 2008. The primary reason for the increase in revenues was the fact that Huckabay Ridge began commercial operations in February 2008 resulting in increased revenues of $578,634. In addition, during the first quarter of 2008, the Company sold greenhouse gas offset credits for vintage years 2005 and 2006 from its Wisconsin facilities and recorded 50% of the proceeds or $171,000 as revenue. The Company did not sell any greenhouse gas offset credits in the first quarter of 2007.

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Operations and maintenance expenses increased by $1,099,323 for the first quarter of 2008. The primary reason for the increase was the commencement of commercial operations at Huckabay Ridge which resulted in operations and maintenance expenses of $1,070,233 for the first quarter of 2008.

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Depreciation and amortization expenses increased to $260,774 for the first quarter of 2008, up from $70,862 during the first quarter of 2007, due principally to the expensing of two months’ depreciation at Huckabay Ridge.

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Interest income improved during the first quarter of 2008 to $246,907 from $158,537 during the first quarter of 2007 principally because the Company had higher invested cash balances as a result of the Company’s public offering in October 2007, which resulted in proceeds of approximately $26,199,000.

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Interest expense increased to $176,755 for the three months ended March 31, 2008 from $3,919 for the three months ended March 31, 2007. Prior to the commencement of commercial operations at the Huckabay Ridge facility in late January, 2008, the Company was capitalizing interest associated with the financing of the project. Following achievement of commercial operations, the Company began expensing the interest associated with this project.

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The decline in other income of $583,116 in the first quarter of 2007 to expense of $13,477 in the first quarter of 2008 was due principally to the fact that in the first quarter of 2007 the Company experienced a one-time gain of $583,116 related to the expiration of the statute of limitations on certain contingent obligations on the 2001 sale of a project.

A complete presentation of the Company’s financial results for the first quarter of 2008, and management’s discussion and analysis thereof, is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is being filed today with the Securities and Exchange Commission and will be available on the Company’s website.

Business Update

Huckabay Ridge Commercial Operations

On January 22, 2008, the Company announced that the Huckabay Ridge facility had achieved full-capacity production levels of pipeline-quality renewable natural gas (RNG®) and had moved into full-scale commercial operation. For accounting purposes, the results for the first quarter of 2008 include two full months, February and March, of commercial operations of the Huckabay Ridge facility.

“The digesters at the Huckabay Ridge facility are operating as anticipated and we are undertaking the necessary initiatives to improve the reliability and performance efficiency of the gas conditioning system which should allow us to achieve our budget in the near term,” said Richard Kessel, President and CEO of Environmental Power.

New RNG® Offtake Arrangement to Support Texas Projects/ Projects Update

The Company has secured a new, medium-term gas purchase agreement for up to 6,000 MMBtu/day of RNG® to be produced by projects physically located in Texas. Terms of the agreement, including the identity of the buyer, are confidential.

In addition, the Company is poised to commence site work at the Rio Leche and Cnossen projects in accordance with its previously announced schedule.

California Projects Update

The Company has been granted all the required permits associated with its California projects, except for the air permit on the Bar 20 project, which it expects to have in hand shortly. The Company has begun discussions with engineering and construction contractors related to the build out of these projects. As previously announced, the Company submitted an application for an allocation of tax-exempt bond financing in California to support the construction of the Riverdale Cluster and Hanford Cluster projects in March, and expects to file a similar application for an allocation for the Bar 20 project by the end of May.

JBS Swift Grand Island Project

Site activities are expected to begin shortly at the JBS Swift Grand Island facility in Nebraska in accordance with our previously announced schedule. The Nebraska Investment Finance Authority (NIFA) approved a volume cap allocation of $7 million in tax exempt bond financing at the end of March, 2008. The Company is seeking to obtain this financing in support of the Swift project

Sale of Wisconsin Greenhouse Gas Offset Credits

The Company sold greenhouse gas offset credits from the Wisconsin facilities for vintage years 2005 and 2006 since our last update. Total proceeds of $342,000 from these sales include $171,000 of income for management of the credits. The balance of the proceeds was credited against the outstanding notes on the Wisconsin facilities in accordance with the Company’s contracts with the owners of the facilities.

Annual Meeting

Environmental Power has scheduled its 2008 Annual Meeting of Stockholders for Wednesday June 11, 2008, in Dallas, Texas at 10:00am CDT. The meeting will be held at the Dallas Marriott Solana near DFW Airport in Westlake, Texas. Further information regarding the Annual Meeting is included in proxy materials filed with the Securities and Exchange Commission.

The Company’s Board of Directors has set a record date of April 25 for the Annual Meeting.

Following the Annual Meeting the Company will sponsor a tour of the Company’s projects southwest of Dallas. All stockholders are invited but are asked to register in advance. Transportation between Dallas and the projects will be provided by the Company.

Management Conference Call

Mr. Richard Kessel, President and CEO, and Mr. Michael Thomas, Senior Vice President and CFO, will comment on these and related items and will also answer questions from interested investors in the Conference Call scheduled for Monday, May 12, 2008, at 10 a.m. EDT. Conference Call details:

Dial-in:	U.S. Toll Free:	800-355-2355
	International/Canadian Toll:	402-220-2946
Verbal Passcode	VK73574
Replay Access #:	800-355-2355 Code 73574#

The call will be available for 3 days by accessing the number above after which it will be available on our website www.environmentalpower.com.

“We are very pleased by the continued progress made over the past eight weeks especially related to our ability to receive environmental permits for our projects,” said Rich Kessel. “We believe that improvements in the outlook in price and demand for natural gas, along with increased interest in RNG® for its renewable characteristics, give us more options than we have had in the past. We continue to see increased demand for greenhouse gas offset credits, with recent prices on the Chicago Climate Exchange exceeding $6/ton and even higher prices for recent bi-lateral transactions for methane offsets. We continue to focus on bringing our announced portfolio of projects on line during the first and second quarters of 2009 and achievement of our targeted $40 million of annualized revenue run rate by the third quarter of 2009.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from livestock wastes and other organic waste for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets”

“proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.